UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2011

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 21, 2011, Emergent BioSolutions Inc. and its wholly-owned subsidiary Emergent Product Development Seattle, LLC (together, the “Company”) received written notification from Abbott Biotherapeutics Corp., an affiliate of Abbott Laboratories (together, “Abbott”), of Abbott’s decision to terminate the collaboration and license agreement between the Company and Abbott for the joint worldwide development and commercialization of TRU-016 (the “Agreement”).  Abbott informed the Company that its decision was a result of its portfolio prioritization process.  The termination will be effective on March 20, 2012, the ninetieth day after receipt of notice.  TRU-016, Emergent’s humanized anti-CD37 mono-specific protein therapeutic, recently commenced a Phase 2 clinical study for chronic lymphocytic leukemia (“CLL”) and is currently in Phase 1b clinical evaluation in non-Hodgkin’s lymphoma.  These studies are expected to be completed, and final study data are expected to be available, in the first half of 2013.

While the Agreement remains in effect, Abbott has an obligation to pay half of the collaboration project costs agreed to between the Company and Abbott.  Abbott also is obligated to pay the Company milestone payments for milestone events achieved prior to March 20, 2012, including the $6 million milestone payment triggered by the Company’s recent initiation of its Phase 2 clinical study of TRU-016 in CLL.

After March 20, 2012, Abbott will have no further obligation to pay milestone payments to the Company, or to share the cost of developing and commercializing TRU-016.  In addition, Abbott’s development and commercialization license to the Company’s intellectual property relating to TRU-016 will terminate.  Abbott will also be obligated to provide certain forms of transition assistance to the Company.

The Agreement was entered into between Trubion Pharmaceuticals, Inc. (“Trubion”), predecessor in interest to the Company, and Facet Biotech Corporation, predecessor in interest to Abbott, on August 27, 2009.  Under the Agreement, the parties agreed to jointly develop and commercialize TRU-016 and other CD-37 directed protein therapeutics.  Under the Agreement, Trubion received a non-refundable up-front payment of $20 million in 2009 and the Company, as successor in interest to Trubion, was eligible to receive additional contingent payments upon the achievement of specified development, regulatory and sales milestone events.  In addition, the Company and Abbott were obligated to share equally the costs of all collaboration development, commercialization and promotional activities and global collaboration operating profits.  Abbott was granted an exclusive development and commercialization license to the Company’s intellectual property relating to TRU-016.

The foregoing is only a brief description of the material terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement that was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Trubion with the SEC on November 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2011	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Jay G. Reilly Jay G. Reilly General Counsel